                                                                     EXHIBIT 9.2

              TAG-ALONG, TRANSFER RESTRICTION AND VOTING AGREEMENT


        This Agreement, dated as of May 31, 1996, is among Accessories Associates, Inc., a Rhode Island corporation (the "COMPANY"), Weston Presidio Capital II, L.P., and the other Investors listed in SCHEDULE A (collectively, and together with their permitted successors and assigns, the "INVESTORS"), and the other stockholders and stock option holders of the Company listed from time to time in SCHEDULE B. The parties agree as follows:

1. DEFINITIONS. Except as the context otherwise explicitly requires, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section include all subsections thereof and (d) the word "including" shall be construed as "including without limitation". Accounting terms used in this Agreement and not otherwise defined herein shall have the meanings provided in GAAP. Certain capitalized terms are used in this Agreement as specifically defined in this Section 1 as follows:

      1.1. "APPRAISED VALUE" means the per share value of Common Stock based on the fair market value of the Company as a going concern, without any discount for a minority stock position, as determined by written opinion of an investment banker selected as follows. Such investment banker shall be selected by the holders of a majority of the Tag-Along Shares from among three nominees submitted by the persons from whom the Restricted Stock is to be purchased, each of which shall be a recognized independent investment banking firm. The holders of a majority of the Tag-Along Shares shall give notice to the Selling Stockholder of their selection no later than 10 days after receipt of the proposed nominees. The fees and expenses of such investment banker shall be paid one half by the Company and one half by the Selling Stockholder. The investment banker shall deliver its written opinion to the Company and the Selling Stockholder no later than 30 days after its selection.

      1.2.  "COMMON STOCK" means the Company's Common Stock, $0.01 par value.

      1.3.  "COMPANY" is defined in the preamble.

      1.4.  "INVESTOR" is defined in the preamble.

      1.5.  "LIFE INSURANCE" is defined in Section 2.5.

      1.6.  "OUTSIDE OFFER" is defined in Section 2.1.1.

      1.7. "PREFERRED STOCK" means the Company's Series A Redeemable Convertible Preferred Stock, par value $0.01 per share.

      1.8. "PROPORTIONATE SHARE" means a fraction, the numerator of which is the number of shares of Common Stock (on an as converted basis) owned by the subject Investor and the denominator of which is the aggregate number of shares of Common Stock (on an as converted basis) owned by all Investors.

      1.9.  "PROPOSED BUYER" is defined in Section 3.

      1.10. "PROPOSED SALE" is defined in Section 3.1.

      1.11. "PURCHASE AGREEMENT" means the Securities Purchase Agreement dated as of May 31, 1996, as from time to time in effect, among the Company and the Investors.

      1.12. "RESTRICTED SHARES" means all shares of any class of capital stock of the Company owned by any Restricted Stockholder, and all shares of capital stock issued with respect to, in exchange for or upon conversion of any such shares; PROVIDED, HOWEVER, that once any such shares shall have been sold in a sale which complies with Sections 2.1 or 2.2, they shall cease to be Restricted Shares.

      1.13. "RESTRICTED STOCKHOLDERS" means all stockholders and option holders of the Company listed from time to time as Restricted Stockholders in Schedule B, all other persons who become party to this Agreement pursuant to Section 2.3, transferees pursuant to Section 2.2 and their permitted successors and assigns, but in no event including any Investor.

      1.14. "RESTRICTED STOCK TRANSFEREE" is defined in Section 2.3.

      1.15. "SELLING STOCKHOLDER" means a Restricted Stockholder selling Restricted Shares under Section 2 or 3.

      1.16. "TAG-ALONG NOTICE" is defined in Section 3.1.

      1.17. "TAG-ALONG SHARES" means all shares of any class of capital stock of the Company issued to the Investors, and all shares of capital stock issued with respect to, in exchange for or upon conversion of any such shares or upon conversion of the Preferred Stock or upon exercise of the Warrants; PROVIDED, HOWEVER, that once any such shares shall have been sold in a sale that complies with Section 3, they shall cease to be Tag-Along Shares.

      1.18. "TRANSFER" means sell, assign, encumber, pledge, hypothecate, give away or dispose of or transfer in any other manner, whether voluntarily, involuntarily, by operation of law, pursuant to judicial process, divorce decree, property settlement, bankruptcy or otherwise.

      1.19. "WARRANTS" means the Warrants issuable to the Investors pursuant to the Purchase Agreement in connection with the redemption of Preferred Stock.

2.    TRANSFER RESTRICTIONS AND PURCHASE RIGHTS.

      2.1. TRANSFERS OF RESTRICTED SHARES. The Restricted Stockholders will not Transfer Restricted Shares or allow the power to vote Restricted Shares to be exercised by anyone else (except through ordinary proxies, revocable at the option of such Restricted Stockholder) except that a Restricted Stockholder may
(a) make a Transfer permitted by Sections 2.2, 2.3 or 2.5 or (b) make a sale on the following terms and in compliance with the tag-along rights provisions in
Section 3:

                2.1.1. OUTSIDE OFFER. The Selling Stockholder wishing to Transfer Restricted Shares shall prepare an offer (the "OUTSIDE OFFER") that sets forth the number of Restricted Shares proposed to be sold, the minimum purchase price, the proposed method of sale and the proposed purchaser or type of purchaser.

                2.1.2. INVESTOR PURCHASE OFFER. The Selling Stockholder shall offer to sell the Restricted Shares described in the Outside Offer to the Investors pro rata according to their Proportionate Shares by delivering to each such Investor a copy of the Outside Offer and a written offer to sell to such Investors all of such Restricted Shares on the terms contained in the Outside Offer. If any Investors elect to purchase Restricted Shares, they shall purchase such shares in accordance with
      Section 2.4.

                2.1.3. REMAINING SHARES. If, within 20 days after receipt by the Investors of the Outside Offer from the Selling Stockholder, the Investors do not elect to purchase all of such Restricted Shares, then the Selling Stockholder may Transfer any remaining Restricted Shares in accordance with the terms of the Outside Offer during the 90-day period immediately following the 20-day notice period referred to above in this Section 2.1.3, subject, however, to the tag-along rights provided in Section 3 in favor of each Investor who has notified the Selling Stockholder in writing within such 20-day notice period of its interest in exercising its tag-along rights with respect to any such sale. If such shares are not so purchased during such 90-day period, they shall again become subject to this Section 2.1.

      2.2. TRANSFERS BY OPERATION OF LAW OR IN VIOLATION OF AGREEMENT. If a Restricted Stockholder is subject to a Transfer of Restricted Stock by any bankruptcy or insolvency law or proceeding, any divorce proceeding, or otherwise by operation of law or court order or decree (except as a result of death, in which case Section 2.3 shall apply), or if any Transfer of Restricted Stock is made or attempted contrary to this Agreement, or if an offer to sell Restricted Stock is not delivered to the Company and the Investors as and when required by this Agreement, the Company and the Investors shall have the right to purchase any or all of such shares of Restricted Stock from such Restricted Stockholder, such Restricted Stockholder's legal representative or such Restricted Stockholder's transferees at any time before or after the Transfer, at the Appraised Value.

      2.3.  CERTAIN PERMITTED TRANSFERS.

                2.3.1. TRANSFERS TO IMMEDIATE FAMILY. Subject to Section 2.5, any Restricted Stockholder may transfer (including by gift, by will or by the laws of intestate succession) any of such Restricted Stockholder's Restricted Shares to members of such Restricted Stockholder's immediate family or to a trust for the benefit of members of such Restricted Stockholder's immediate family or to a trust controlled by such Restricted Stockholder (each of the foregoing persons being referred to as a "RESTRICTED STOCK TRANSFEREE") so long as (a) each Restricted Stock Transferee executes a counterpart of this Agreement as a Restricted Stockholder, (b) Restricted Shares are not held by more than 10 members (including trusts as members) of the same immediate family, and (c) for purposes of Section 2.2, all Restricted Shares owned by or for the benefit of a single immediate family shall be deemed owned at all times by the original Restricted Stockholder within each immediate family.

                2.3.2. PUBLIC OFFERING. A Selling Stockholder may sell any Restricted Shares in a public offering registered under the federal Securities Act of 1933, as amended, or in a transaction permitted by Rule 144 thereunder, whereupon the shares shall no longer be Restricted Shares.

      2.4.  PURCHASES OF COMMON STOCK.

                2.4.1. ELECTION BY COMPANY AND INVESTORS. In the event of purchases under Section 2.2, the Company shall have the right to determine whether to purchase any or all shares of Restricted Stock available for purchase by delivering written notice of the number of shares to be purchased to the Selling Stockholder and the Investors within 30 days after the Company's actual knowledge of when such right arises. The Selling Stockholder shall not vote as a director on the question whether the Company should purchase his or her Restricted Stock or any matter relating thereto, but for purposes of establishing a quorum he or she shall attend any directors meetings at which such question or matter is considered. Promptly after a determination by the Board of Directors of the Company not to purchase all such shares, the Company shall make the right to purchase any shares it does not purchase available to the Investors on the basis of their Proportionate Shares. Investors may purchase any remaining Restricted Stock not purchased by the Company and the other Investors pro rata based on the respective Proportionate Shares of Investors wishing to purchase additional shares, or as they may otherwise agree.

                2.4.2. CLOSING ON STOCK SALES. The acceptance of any offer or exercise of any right to purchase hereunder shall be by notice given in accordance with Section 6.2 and shall specify a date of closing not earlier than 10 business days nor later than 15 business days after the receipt of such notice. At the closing, the purchaser shall pay the purchase price by certified or bank check drawn on immediately available funds and payable to the order of the Selling Stockholder. Certificates for the Restricted Shares to be purchased, duly endorsed or accompanied by duly executed stock powers, in each case with signatures guaranteed, shall be delivered at the closing by the seller. In addition, the purchaser may reasonably request waivers of any tax liens and evidence of good title and authority of any representative before tendering payment.

      2.5. SPECIAL PROVISIONS REGARDING PURCHASE OF SHARES OF A DECEASED RESTRICTED STOCKHOLDER.

                2.5.1. LIFE INSURANCE. The Restricted Stockholders have transferred to the Company and the Company now owns and is the beneficiary of the life insurance policies on the lives of the Restricted Stockholders in the amount set forth on Schedule C (the "LIFE INSURANCE"). Effective as of the date hereof, the Restricted Stockholders in the Company terminated that certain Voting Trust and Certificate Holders Agreement dated as of April 30, 1992, as amended, and in connection therewith, the Restricted Stockholders transferred the Life Insurance to the Company. The Company shall pay, and is solely responsible for the payment of, all premiums with respect to the Life Insurance. The Company may not decrease the Life Insurance without the prior written consent of the affected Restricted Stockholder.

                2.5.2. PURCHASE OF RESTRICTED SHARES HELD BY A RESTRICTED STOCKHOLDER UPON SUCH STOCKHOLDERS DEATH. Notwithstanding anything in this Agreement to the contrary, following the death of a Restricted Stockholder, the personal representative of such Restricted Stockholder and any Restricted Stock Transferee shall, within 30 days of the appointment of the personal representative, submit to the holders of a majority of the Tag-Along Shares a list of three nominees to determine Appraised Value. The list of nominees shall be determined by the holders of a majority of the Restricted Shares then owned by such personal representative and the Restricted Stock Transferees. Within 10 days of the receipt of the report of the appraiser, the personal representative and the Restricted Stock Transferees shall sell to the Company a number of Restricted Shares equal to the greater of the following:

                       (a) If the proceeds of the Life Insurance equal or exceed the Appraised Value of the Restricted Shares owned by such personal representative and each such Restricted Stock Transferee, then all of the shares owned by such personal representative and the Restricted Stock Transferee shall be sold for an amount equal to the Appraised Value; or

                       (b) If the proceeds of the Life Insurance are less than the Appraised Value of all of the Restricted Shares owned by such personal representative and each such Restricted Stock Transferee, then a number of shares equal to the ratio that the proceeds of the Life Insurance bear to the Appraised Value of all such shares to be allocated amongst the personal representative and each such Restricted Stock Transferee in a proportion that the number of shares owned by such person bears to the total number of shares owned by such personal representative and each Restricted Stock Transferee.

     The closing of such sale shall be held at the principal offices of the Company at which time the personal representative and each Restricted Stock Transferee shall deliver the Restricted Shares duly endorsed or accompanied by duly executed stock powers, in each case with signatures guaranteed, free and clear of all liens and encumbrances. In addition, the Company may request waivers of any tax liens and evidence of good title and authority of any representative before tendering payment. The Company shall pay the purchase price by certified or bank check drawn on immediately available funds and payable to the order of each such personal representative and Restricted Stock Transferee.

3. TAG-ALONG RESTRICTIONS. A Restricted Stockholder may sell any Restricted Shares in accordance with Section 2.1 to any other Person (the "PROPOSED BUYER") only if the Investors who notified the Selling Stockholder of their interest in exercising tag-along rights as contemplated by Section 2.1.3 are offered the chance to participate in such sale in the manner and on the terms set forth in this Section 3.

      3.1. OFFER. A notice (the "TAG-ALONG NOTICE") shall be delivered by the Selling Stockholder to each such Investor. The Tag-Along Notice shall include:

            (a) A copy of a bona fide offer from the Proposed Buyer, which shall set forth the complete terms of the proposed sale, including the number of Restricted Shares proposed to be purchased, the purchase price, the name and address of the Proposed Buyer and the other principal terms of the proposed transaction (the "PROPOSED SALE");

            (b) An offer by the Selling Stockholder to include in the Proposed Sale to the Proposed Buyer, at the option of such Investors, that number of the Investors' Tag-Along Shares as is determined in accordance with Section 3.2, on the same terms and conditions as the Selling Stockholder shall sell the Restricted Shares; and

            (c) An agreement from the Proposed Buyer to purchase such number of the Investors' Tag-Along Shares as shall be includable in such Proposed Sale pursuant to Section 3.2.

      3.2. TIME AND MANNER OF EXERCISE. If any of the Investors desires to accept the offer contained in the Tag-Along Notice, such Investor shall notify the Selling Stockholder in writing within 20 days after receipt of the Tag-Along Notice. If none of the Investors has so accepted such offer in writing, they shall be deemed to have waived all of their rights with respect to the Proposed Sale, and the Selling Stockholder shall thereafter be free to sell the Restricted Shares specified in the Tag-Along Notice pursuant to the Proposed Sale. Any acceptance by any Investor of the offer contained in the Tag-Along Notice shall be irrevocable except as hereinafter provided. Each Investor who has elected to participate in such Proposed Sale shall be entitled to sell in the Proposed Sale, on the same terms and conditions as the Selling Stockholder, such number of its Tag-Along Shares equal to the proportion (rounded to the nearest whole share) of all shares to be included in the Proposed Sale equal to a fraction, the numerator of which is the total number of Tag-Along Shares of Investors who notified the Restricted Stockholder of their interest in exercising tag-along rights as contemplated by Section 2.1.3 (on an as converted basis) immediately before the Proposed Sale and the denominator of which is the sum of the total number of Restricted Shares to be sold pursuant to the Proposed Sale plus the total number of such Tag-Along Shares (on an as converted basis).

      3.3. TIME AND MANNER OF CLOSING. Each of the Investors participating in any Proposed Sale shall take such actions and execute such documents and instruments as shall be reasonably necessary in order to consummate the Proposed Sale expeditiously on the same terms as the Selling Stockholder. If at the end of 180 days following the date on which the Tag-Along Notice was given the Selling Stockholder has not completed the Proposed Sale in accordance with the terms hereof, the Investors shall be released from their obligations hereunder. All costs and expenses incurred by the Selling Stockholder in connection with any sale, including without limitation all attorneys' fees and disbursements and any finders' or brokerage fees or commissions, shall be allocated pro rata among the Selling Stockholder and the Investors according to the number of shares sold by each. The portion of such costs and expenses allocable to each Investor shall be remitted to the Selling Stockholder at the Closing on notice thereof demonstrating reasonable supporting calculations. At the closing of any sale under this Section 3.3, each Investor shall deliver certificates representing the Tag-Along Shares to be sold by it, duly endorsed for transfer and (if requested in writing by the Proposed Buyer) with signature guaranteed, free and clear of all liens and encumbrances, and with any stock transfer tax stamps affixed, against delivery of the applicable purchase price. Any shares sold to the Proposed Buyer in accordance with this Section 3.3 shall no longer be subject to this Agreement.

4. VOTING AGREEMENT. Each party hereto agrees (a) to cause the Board of Directors to consist of seven directors until a Remedy Event (as defined in the Company's Certificate of Incorporation) occurs and thereafter to consist of the number of directors contemplated by such Certificate of Incorporation and (b) to vote all shares of the Company's capital stock owned by such party, as the case may be, (i) to refrain from violating the rights of the Investors as set forth in the Purchase Agreement and the Investor Agreements (each as defined in the Purchase Agreement) or the rights of the other Investors under the Warrants,
(ii) to elect as directors two persons nominated by the Investors, and five directors nominated by the Restricted Stockholders and (iii) after a Remedy Event has occurred, to elect as additional directors of the Company such persons nominated by the Investors as is contemplated by the Certificate of Incorporation and to continue to vote for such persons (or any successors nominated by the Investors, as the case may be) as directors of the Company as is contemplated by the Certificate of Incorporation, provided that the foregoing clause (b) shall not prevent any party from voting on any other matter that may properly be taken up by the stockholders of the Company.

5. LEGEND. Each certificate evidencing Restricted Shares shall contain the following legend:

            THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AS SET FORTH IN A TAG-ALONG, TRANSFER RESTRICTION AND VOTING AGREEMENT

            DATED AS OF MAY 31, 1996 A COPY OF WHICH IS ON FILE IN THE OFFICES OF THE CORPORATION AND WILL BE FURNISHED TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST

6.    GENERAL.

      6.1. REMEDIES. The parties shall have all remedies for breach of this Agreement available to them provided by law or equity. Without limiting the generality of the foregoing, in addition to all other rights and remedies available at law or in equity, the parties shall be entitled to obtain specific performance of the obligations of each party to this Agreement and immediate injunctive relief. In the event any action or proceeding is brought in equity to enforce the same, neither the Company nor any party will urge, as a defense, that an adequate remedy at law exists.

      6.2. NOTICES. All notices or other communications required or permitted to be delivered hereunder shall be in writing and shall be delivered to each of the parties at their respective addresses as set forth in Schedules A or B. Any party to this Agreement may at any time change the address to which notice to such party shall be delivered by giving notice of such change to the other parties and such notice shall be deemed given when received by the other parties. Notices shall be deemed effectively given when personally delivered or sent to the recipient at the address set forth above by telex or a facsimile transmission, one business day after having been delivered to a receipted, nationally recognized courier, properly addressed or five business days after having been deposited into the United States mail, postage prepaid, PROVIDED, that any notice to any party outside of the United States shall be sent by telecopy and confirmed by overnight or two-day courier.

      6.3. AMENDMENTS, WAIVER AND CONSENTS. Any provision in this Agreement to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if the Company (a) shall obtain consent thereto in writing from Investors holding an aggregate of at least a majority of the Tag-Along Shares, on an as converted basis and (b) shall, in each such case, deliver copies of such consent in writing to any parties who did not execute the same; PROVIDED, HOWEVER, that any such amendment or waiver adversely effecting the Restricted Stockholders in a manner distinct from the effect of such amendment or waiver on the Investors shall require the written consent of the Restricted Stockholders holding a majority of the Restricted Shares.

      6.4. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the personal representatives, successors and assigns of the respective parties hereto. The Company shall not have the right to assign its rights or obligations hereunder or any interest herein without obtaining the prior written consent of the Investors holding an aggregate of at least a majority of the Tag-Along Shares, on an as converted basis. The Restricted Stockholders and the Investors may assign or transfer their rights under this Agreement to the extent permitted herein and by the other agreements between the respective parties and the Company.

      6.5. TERMINATION. This Agreement shall terminate on the first to occur of
(a) the time immediately prior to the consummation of a Qualified Public Offering (as defined in the Certificate of Designation for the Company's Preferred Stock issued to the Investors on or about the date hereof) or (b) when no shares of the Preferred Stock and no Warrants are outstanding, except as a result of the conversion, exchange or exercise of the Preferred Stock or Warrants.

      6.6. SEVERABILITY. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

      6.7. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

      6.8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings, whether written or oral.

      6.9. COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

      6.10. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

      The parties hereto have executed this Agreement under seal as of the date first above written.

                                             ACCESSORIES ASSOCIATES, INC.


                                             By /s/ Gerald F. Cerce
                                                --------------------------------
                                                Title: Chairman

                                             WESTON PRESIDIO CAPITAL II, L.P.

                                             By:     WESTON PRESIDIO CAPITAL
                                             MANAGEMENT II, L.P.


                                             By /s/ Michael F. Cronin
                                                --------------------------------
                                                       General Partner:

                                             BANCBOSTON VENTURES, INC.


                                             By /s/ Charles Grant
                                                --------------------------------
                                                Title: Vice President

                                             ST. PAUL FIRE AND MARINE
                                             INSURANCE COMPANY


                                             By /s/ Everett V. Cox
                                                --------------------------------
                                                Title: Authorized Representative

                                             NATIONAL CITY CAPITAL CORPORATION


                                             By /s/ Carl E. Baldassarre
                                                --------------------------------
                                                Title: Managing Director

                            SCHEDULE A TO TAG-ALONG,
                            TRANSFER RESTRICTION AND
                                VOTING AGREEMENT
                                ----------------


                                      Number of Preferred      Number of Common
                                       Stock Shares Held       Stock Shares Held
Investors and Address                    on Date Hereof          on Date Hereof
---------------------                 -------------------      -----------------

Weston Presidio Capital II, L.P.             17,100                  19,000
40 William Street - Suite 300
Wellesley, MA 02181
Telephone: (617) 237-4700
Telecopy: (617) 237-6270

BancBoston Ventures, Inc.                     6,840                   7,600
100 Federal Street - 31st Floor
Boston, Massachusetts 02110
Telephone: (617) 434-2442
Telecopy: (617) 434-1153

St. Paul Fire and Marine                      6,840                   7,600
     Insurance Company
c/o St. Paul Venture Capital, Inc.
8500 Normandale Lake Blvd.
Suite 1940
Bloomington, Minnesota 55437
Telephone: (612) 830-7474
Telecopy: (612) 830-7475

National City Capital Corporation             3,420                   3,800
1965 E. 6th Street                           ------                  ------
Suite 1010
Cleveland, OH 44114
Telephone: (216) 575-9482
Telecopy: (216) 575-9965

            TOTAL:                           34,200                  38,000

                             SCHEDULE B TO TAG-ALONG
                            TRANSFER RESTRICTION AND
                                VOTING AGREEMENT
                                ----------------


Restricted Stockholders                          Number of Common Stock
and Address                                     Shares Held on Date Hereof
-----------------------                         --------------------------

John H. Flynn, Jr.                                   28,500 shares
52 Second Street
Newport, RI 02840

Felix A. Porcaro, Jr.                               171,000 shares
5 Lori Ellen Drive
Lincoln, RI 02865

Robert V. Lallo                                      28,500 shares
132 Division Street
East Greenwich, RI 02818

Gerald F. Cerce                                     342,000 shares
143 Meeting Street
Providence, RI 02906

                             SCHEDULE C TO TAG-ALONG
                            TRANSFER RESTRICTION AND
                                VOTING AGREEMENT

                             LIFE INSURANCE POLICIES

INSURED                                     POLICY NUMBER/AMOUNT
-------                                     --------------------

A.      Gerald F. Cerce                     Fidelity Kemper/$8,820,000
        143 Meeting Street                  #FL0419936
        Providence, RI  02906

                                            Mass Mutual/$4,380,000
                                            #8828803

                                            Fidelity Kemper/$3,000,000
                                            #FL0430618

B.      Felix Porcaro, Jr.                  Prudential/$3,000,000
        5 Lori Ellen Drive                  #79658599
        Lincoln, RI  02865

                                            Mass Mutual/$2,190,000
                                            #8828807

                                            Pacific Mutual/$2,910,000
                                            #1A2304136-0

C.      Robert V. Lallo                     Fidelity Kemper/$735,000
        132 Division Street                 #FL0419920
        E. Greenwich, RI  01818

                                            Mass Mutual/$365,000
                                            #8828804

                                            Fidelity Kemper/$250,000
                                            #FL0430617

D.      John H. Flynn, Jr.                  Fidelity Kemper/$735,000
        52 Second Street                    #FL0419937
        Newport, RI  02840

                                            Mass Mutual/$365,000
                                            #8828812

                                            Fidelity Kemper/$250,000
                                            #FL0430616

                                   EXHIBIT 9.2

               FIRST AMENDMENT TO TAG-ALONG, TRANSFER RESTRICTION
                           AND VOTING RIGHTS AGREEMENT


     This First Amendment to Tag-Along, Transfer Restriction and Voting Agreement made and entered into as of this 11th day of December, 1996 by and between Accessories Associates, Inc., a Rhode Island corporation (the "Company"), Weston Presidio Capital II, L.P. and the other Investors executing this First Amendment (collectively, and together with their permitted successors and assigns the "Investors") and the other Stockholders and Stock Optionholders of the Company listed in Schedule B.

                                    RECITALS

     On May 31, 1996, the Company and Weston Presidio Capital II, L.P, BancBoston Ventures, Inc., St. Paul Fire and Marine Insurance Company and National City Corporation (the "Initial Investors") together with the persons listed in Schedule B attached hereto entered into a Tag-Along, Transfer Restriction and Voting Agreement (the "Agreement") granting to the Initial Investors certain tag-along rights and transfer restrictions. The Initial Investors have authorized the issuance of ninety-five hundred (9,500) additional shares of the Company's Series A Redeemable Convertible Preferred Stock, par value $0.01 per share (the "Shares"). The Company proposes to issue the ninety-five hundred (9,500) Shares in the amounts indicated to the persons listed hereto on Schedule C hereto (collectively referred to as the "Subsequent Investors"). As consideration in part for their purchase of the Shares, the Subsequent Investors have requested to become parties to the Tag-Along, Transfer Restriction and Voting Agreement. The Company, the Initial Investors and the persons listed on Schedule B are willing to do so.

     NOW THEREFORE, in consideration of the promises and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, it is agreed as follows:

     1. Effective upon the execution of this Agreement, each Subsequent Investor shall become, and shall be, a party to the Agreement and the term "Investors" wherever set forth in the Agreement shall be deemed to include each of the Initial Investors and the Subsequent Investors.

     2. Except as modified herein, the Agreement is hereby ratified, confirmed and approved.

     IN WITNESS WHEREOF, the parties have executed this agreement as of the day and date first above written.



                                   ACCESSORIES ASSOCIATES, INC.


                                   By: /s/ Gerald F. Cerce
                                       ---------------------------------------
                                   INITIAL INVESTORS:

                                   WESTON PRESIDIO CAPITAL II, L.P.

                                   By: WESTON PRESIDIO CAPITAL
                                        MANAGEMENT II, L.P.
                                        General Partner



                                        By: /s/ Michael F. Cronin
                                            ----------------------------------


                                   BANCBOSTON VENTURES, INC.



                                   By: /s/ Charles Grant
                                       ---------------------------------------


                                   ST. PAUL FIRE AND MARINE
                                   INSURANCE COMPANY



                                   By: /s/ Everett V. Cox
                                       ---------------------------------------


                                   NATIONAL CITY CAPITAL CORPORATION



                                   By: /s/ Carl E. Baldassarre
                                       ---------------------------------------

                                   SUBSEQUENT INVESTORS:


                                   MARLIN CAPITAL, L.P.

                                   By: MARLIN HOLDINGS, INC.,
                                        General Partner



                                        By: /s/ Ian Ashken
                                            ----------------------------


                                   FIRST GLOBAL INVESTMENTS LIMITED


                                   By: /s/ Elizabeth LePoidevin
                                       ---------------------------------


                                   IONIC HOLDINGS L.D.C.


                                   By: /s/ Elizabeth LePoidevin
                                       ---------------------------------


                                   NEW HENLEY OVERSEAS INVESTMENTS,
                                   INC.


                                   By: /s/ Elias S. Zilkha
                                       ---------------------------------


                                   ORACLE INVESTMENTS AND HOLDINGS,
                                   LIMITED


                                   By: /s/ Elizabeth LePoidevin
                                       ---------------------------------


                                   BRAHMAN PARTNERS II, L.P.


                                   By: /s/ Peter A. Hochfelder
                                       ---------------------------------

                                   B.Y. PARTNERS, L.P.


                                   By: /s/ Peter A. Hochfelder
                                       ---------------------------------


                                   QUASAR INTERNATIONAL PARTNERS CV


                                   By: /s/ Peter A. Hochfelder
                                       ---------------------------------


                                   BRAHMAN PARTNERS II OVERSHORE LTD.


                                   By: /s/ Peter A. Hochfelder
                                       ---------------------------------


                                   SCHEDULE B PERSONS


                                   /s/ Gerald F. Cerce
                                   -------------------------------------
                                   Gerald F. Cerce


                                   /s/ John H. Flynn, Jr.
                                   -------------------------------------
                                   John H. Flynn, Jr.


                                   /s/ Robert V. Lallo
                                   -------------------------------------
                                   Robert V. Lallo


                                   /s/ Felix A. Poccaro
                                   -------------------------------------
                                   Felix A. Poccaro


                                   /s/ Michael Aviles
                                   -------------------------------------
                                   Michael Aviles

                                   /s/ Duane M. DeSisto
                                   ----------------------------------
                                   Duane M. DeSisto



                                   /s/ Thomas E. McCarthy
                                   ----------------------------------
                                   Thomas E. McCarthy



                                   /s/ Daniel A. Triangolo
                                   ----------------------------------
                                   Daniel A. Triangolo

                                   SCHEDULE B


Stockholders/Optionholders                 Number of Common Shares
Address                                        Held on Option



Gerald F. Cerce                                   342,000
143 Meeting Street
Providence, RI 02906

John H. Flynn                                      28,500
52 Second Street
Newport, RI 02840

Robert V. Lallo                                    28,500
132 Division Street
East Greenwich, RI 02818

Felix A. Poccaro, Jr.                             171,000
5 Lori Ellen Drive
Lincoln, RI 02865

Michael Aviles*                                     2,000

Duane M. DeSisto*                                   2,000

Thomas E. McCarthy*                                 2,000

Daniel A. Triangolo*                                2,000

*Options Only

                                   SCHEDULE C


INVESTOR                                                   NO. OF SHARES
--------                                                   -------------

Marlin Capital, L.P. P-5                                       4,750
c/o Marlin Capital Holdings, Inc.
555 Theodore Fremd Avenue
Rye, New York 10580

New Henley Overseas Investments Corp.                            237
53rd East Street
Urbanizacion Obarrio
P.O. Box 7284
Panama 5, Panama

First Global Capital Holdings Limited                            237
La Motte Chambers
La Motte Street
St. Heuer, Jersey
Channel Islands JE11BJ

Oracle Investments and Holdings Limited                          237
La Motte Chambers
La Motte Street
St. Heuer, Jersey
Channel Islands JE11BJ

INVESTORS                                              NO. OF SHARES
---------                                              -------------

Ionic Holdings LDC                                          238
La Motte Chambers
La Motte Street
St. Heuer Jersey
Channel Islands, JE11BJ

Brahman Partners II, L.P.                                 1,672
c/o Brahman Capital Corp.
277 Park Avenue - 26th Floor
New York, New York 10017

B.Y. Partners, L.P.                                         989
c/o Brahman Capital Corp.
277 Park Avenue - 26th Floor
New York, New York 10017

Quota Fund N.V.                                             684
c/o Brahman Capital Corp.
277 Park Avenue - 26th Floor
New York, New York 10017

Genisis Capital Fund L.P.                                   152
c/o Brahman Capital Corp.
277 Park Avenue - 26th Floor
New York, New York 10017

Brahman Partners II Offshore Ltd.                           304
c/o Brahman Capital Corp.
277 Park Avenue - 26th Floor
New York, New York 10017